Exhibit 10.21

FULL TRUCK ALLIANCE CO. LTD.

2021 EQUITY INCENTIVE PLAN

As adopted on April 14, 2021

1.	Purposes of the Plan.

The purposes of this Full Truck Alliance Co. Ltd. 2021 Equity Incentive Plan (the “Plan”) is to enable Full Truck Alliance Co. Ltd., an exempted company incorporated in the Cayman Islands (the “Company”) to attract and retain the services of employees, directors and consultants considered essential to the success of the Company and the Group Members (as defined below) (collectively, the “Group”) by providing additional incentives to promote the success of the Group as a whole. Options granted under the Plan may be “Incentive Stock Options” or “Nonstatutory Stock Options,” as determined by the Administrator (as defined below) at the time of grant. Restricted Shares, Restricted Share Units, Dividend Equivalents, Share Appreciation Rights and Share Payments (each as defined below) may also be granted under the Plan.

2.	Definitions and Interpretation.

(a) Definitions. In this Plan, unless the context otherwise requires, the terms used below, when capitalized herein, shall have the following meanings:

“Administrator” means the Committee or in the absence of such Committee, the Board; provided, that, as applied to determinations related to Awards granted to the Chief Executive Officer of the Company, the Board, or a committee thereof, shall be the Administrator.

“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or automated quotation system, of any jurisdiction applicable to Awards granted to residents therein.

“Award” means an Option, Restricted Share, Restricted Share Unit, Dividend Equivalent, Share Appreciation Right or Share Payment award granted to a Participant pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

“Board” means the Board of Directors of the Company.

“Business” means any Person that carries on activities for profit, and shall be deemed to include any affiliate of such Person.

“Cause” means, with respect to a Participant, unless in the case of a particular Award, the particular Award Agreement states otherwise, (a) the applicable Group Member having “cause,” “just cause” or term of similar meaning or import, to terminate a Participant’s employment or service, as defined in any employment, severance, consulting or services agreement between the Participant and such Group Member in effect at the time of such termination or (b) in the absence of any such employment, severance, consulting or services agreement (or the absence of any definition of “cause,” “just cause” or term of similar meaning or import contained therein), the following events or conditions, as determined by the Administrator in its sole discretion:

(i) any commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense;

(ii) any material breach of any agreement or understanding between the Participant and any Group Member, including, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, confidentiality or other similar agreement or the Group Member’s code of conduct or other workplace rules;

(iii) any material misrepresentation or omission of any material fact in connection with the Participant’s employment with any Group Member or service as a Service Provider;

(iv) any material failure to perform the customary duties as an Employee, Consultant or Director, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of any Group Member that are applicable to such Participant or to satisfy the requirements or working standards of the applicable Group Member during any applicable probationary employment period;

(v) any unauthorized removal from any premises of a Group Member or any client of, or service provider for, a Group Member of any document (in any medium or form) relating to such Group Member or the customers of such Group Member; or

(vi) any conduct or omission that is materially adverse to the name, reputation or interests of a Group Member or the Group as a whole, or causes material damages or losses (as determined by the Administrator) to a Group Member or the Group as a whole, each as determined in the sole discretion of the Administrator.

“Change in Control” means any of the following transactions:

(i) an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or following which the holders of the Company’s voting securities immediately prior to such transaction own more than 50% of the voting securities of the surviving entity;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

(iii) the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(iv) any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) the securities possessing more than 50% of the total combined voting power of the Company’s then issued and outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting securities in connection with any such transaction, in each case, such that holders of the Company’s voting securities immediately prior to the transaction no longer hold more than 50% of the voting securities of the Company after the transaction; or

(v) the acquisition in a single or series of related transactions by any person or related group of persons (other than Employees of one or more Group Members or entities established for the benefit of the Employees of one or more Group Members) of (A) control of the Board or the ability to appoint a majority of the members of the Board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then issued and outstanding securities.

“Code” means the United States Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

“Company” has the meaning set forth in Section 1.

“Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member. The Administrator may determine in its sole discretion a list of Competitors applicable to the relevant provisions of the Award Agreements from time to time.

“Consultant” means any Person who is engaged by a Group Member to render consulting or advisory services to a Group Member.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise.

“Director” means a member of the board of directors or similar governing body of a Group Member.

“Disability” means, unless in the case of a particular Award, the particular Award Agreement states otherwise, as to any Participant, (a) “Disability,” as defined in any employment, consulting or services agreement between the Participant and the applicable Group Member in effect at the time of such termination; or (b) in the absence of any such employment, consulting or services agreement (or in the absence of any definition of “Disability” contained therein), a disability, whether temporary or permanent, partial or total, as determined by the Administrator in its sole discretion; provided, that for purposes of Incentive Stock Options, “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a right to receive (in cash or other property or, subject to Section 14, a reduction in exercise price or base price of the relevant outstanding Award) dividends paid on Shares underlying an Award (or an amount equal to the dividends that would have been paid on such Shares as if such Shares had been issued and outstanding during the relevant period) as provided under Section 14.

“Employee” means any person who has an employment relationship with any Group Member. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the relevant Group Member under Applicable Law, or (ii) subject to the last sentence of the definition of “Service Provider” below, transfers between locations of Group Members.

“Fair Market Value” means, as of any date, the fair market value of a Share determined as follows:

(i) If the Shares are listed on one or more established stock exchanges or traded on automated quotation system, the Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing sales price as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law;

(ii) If depositary receipts representing the Shares are listed on one or more established stock exchanges or traded on an automated quotation system, the Fair Market Value shall be the closing sales price for such depositary receipts (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, divided by the number of Shares that are represented by such depositary receipts, or, if the date of determination is not a Trading Date, the closing sales price for such depositary receipts as quoted on the principal exchange or system on which such depositary receipts are listed or traded on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, divided by the number of Shares that are represented by such depositary receipts;

(iii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the date of determination; or

(iv) In the absence of an established market for the Shares, the Fair Market Value of a Share shall be determined in good faith by the Board.

“Family Member” means, with respect to a Participant, (i) the Participant’s Immediate Family Member; (ii) a trust solely for the benefit of the Participant and/or one or more of the Participant’s Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and/or one or more of the Participant’s Immediate Family Members.

“Group” has the meaning set forth in Section 1.

“Group Member” means the Company, any Subsidiary or any Related Entity.

“Immediate Family Member” means, with respect to any Participant, the Participant’s child, stepchild, parent, stepparent or spouse.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to the Plan.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

“Plan” has the meaning set forth in Section 1.

“Related Entity” means any Person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any Person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“Restricted Share” means a Share subject to restrictions and repurchase rights granted pursuant to the Plan.

“Restricted Share Unit” means the right to receive a Share at a future date granted pursuant to the Plan.

“Service Provider” means any Person who is an Employee, a Consultant or a Director; provided, that Awards shall not be granted to any Consultant or Director in any jurisdiction in which, pursuant to Applicable Law, grants to non-employees are not permitted. Except as otherwise expressly provided herein or in any Award Agreement, if any Person is a Service Provider by reason of being an Employee, Director or Consultant to a Group Member, and such Person’s service is transferred to another Group Member, then the Administrator, in its sole discretion, may determine that such Person’s service as a Service Provider has terminated as a result of such transfer for any or all purposes of any Award, Award Agreement and the Plan.

“Share” means a Class A ordinary share of the Company, par value US$0.00001 per share, as adjusted in accordance with Section 14 below.

“Share Appreciation Right” means a right to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Share Appreciation Right is exercised over the base price set forth in the applicable Award Agreement, granted pursuant to the Plan.

“Share Payment” means a payment in the form of Shares, as part of any bonus, deferred compensation or other cash compensation arrangement, made in lieu of all or any portion of such bonus, deferred compensation or other cash compensation arrangement, granted pursuant to the Plan.

“Subsidiary” means any Person Controlled by the Company; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only any Person of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary, but, as applied to Incentive Stock Options, solely if such “variable interest entity” is also a corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company.

“Tax” means any income, employment, social welfare or other tax withholding obligations (including a Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Law with respect to any taxable event concerning a Participant arising as a result of this Plan.

“Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause or (ii) the Participant’s termination without Cause or voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s termination without Cause or resignation, a Group Member had Cause to terminate such Participant’s status as a Service Provider.

“Trading Date” means any day on which the Shares or depositary receipts representing the Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law or (ii) quoted by a recognized securities dealer.

“U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

“U.S. Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time. Reference in the Plan to any section of (or rule promulgated under) the U.S. Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time. Reference in the Plan to any section of (or rule promulgated under) the U.S. Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(b) Interpretation. Unless expressly provided otherwise, or the context otherwise requires:

(i) the headings in this Plan are for convenience only and shall not affect its interpretation;

(ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii) references to “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” or “but not limited to”;

(iv) references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America;

(v) references to sections, sub-sections, clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to sections, sub-sections, clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this Plan;

(vi) use of any gender includes the other genders;

(vii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(viii) a reference to any other document referred to in this Plan is a reference to that other document as amended, varied, novated or supplemented at any time; and

(ix) sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

3.	Shares Subject to the Plan.

(a) Subject to the provisions of Sections 14 and paragraph (b) of this Section 3, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 466,685,092 Shares (the “Plan Share Reserve”), provided, that after the Company completes its initial public offering, if the aggregate number of Shares reserved and available for future grants of Awards under the Plan falls below 3.0% of the total Shares of the Company outstanding on the last day of the immediately preceding calendar year (the “Limit”), the Plan Share Reserve shall automatically be increased so that the aggregate number of Shares reserved and available for future grants of Awards under the Plan shall be equal to the Limit on January 1 thereafter, assuming, for purposes of determining the number of Shares outstanding on such date, that all preferred shares, options, warrants, convertible notes and other equity securities that are convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) that were outstanding on such date, are deemed to have been so converted, exercised or exchanged. Subject to Section 14 and paragraph (c) of this Section 3, the maximum number of Incentive Stock Options that may be granted is 466,685,092.

(b) The Shares that may be subject to Awards may be authorized but unissued Shares of the Company or Shares held by the Company as treasury shares.

(c) If an Award (or any portion thereof) terminates, expires or lapses or is cancelled for any reason, any Shares subject to the Award (or such portion thereof) shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Award (or such portion of an Award) shall again be available for grant pursuant to the Plan. Shares that have actually been issued under the Plan, pursuant to Awards under the Plan shall not be returned to the Plan and shall not cause the number of Shares available to be subject to Awards under the Plan to be increased, except that if:

(i)	any Restricted Shares are forfeited or the Company repurchases Restricted Shares pursuant to the terms of the Award Agreement, or

(ii)

the Company repurchases any Shares issued pursuant to any Award (or a portion thereof) in the event of a Participant’s joining a Competitor, Termination for Cause, or any of the other circumstances as set forth in Section 18(a), then such Restricted Shares or Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Law).

(d) Shares withheld or not issued by the Company upon the grant, exercise or vesting of any Award under the Plan, in payment of the exercise or purchase price thereof or Tax obligation or withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a).

4.	Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator (except as otherwise permitted herein).

(b) Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Subject to the provisions of the Plan, the Administrator shall have the power and authority, in its discretion:

(i) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(ii) to determine the type or types of Awards to be granted to each Service Provider;

(iii) to determine the exercise price of an Option or the base price of a Share Appreciation Right or the purchase price for any Shares;

(iv) to determine the number of Shares to be covered by each such Award granted hereunder;

(v) to prescribe the forms of Award Agreement for use under the Plan, which need not be identical for each Participant and to amend any Award Agreement; provided, that: (1) the rights or obligations of the Participant holding the Award that is the subject of any such Award Agreement are not affected adversely by such amendment; (2) the consent of the affected Participant is obtained; or (3) such amendment is otherwise permitted under the Plan. Any such amendment of an Award under the Plan need not be the same with respect to each Participant;

(vi) to determine the terms and conditions of any Award granted hereunder (such terms and conditions to include, but not be limited to, the exercise or purchase price thereof, the time or times when Awards may be vested, issued or exercised as the case may be (which may be based on performance criteria), the times at which Shares are deliverable under a Restricted Share Unit, whether any Award may be paid in cash or Shares and any rules for tolling the vesting of Awards upon an authorized leave of absence, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vii) to determine any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii) to determine all matters and questions relating to whether a Participant’s status as a Service Provider has been terminated, including without limitation if such termination was for Cause or for Disability and whether any transfer of service among Group Members constitutes a termination, and, if so, to determine the effective date of any such termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant constituting Cause) and all questions of whether particular leaves of absence constitute a termination of the Service Provider;

(ix) to determine whether a Business is a Competitor;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan and the administration of the Plan and all Award Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction;

(xi) to allow the Participants to satisfy Tax obligations by having the Company withhold from Awards (or a portion thereof), that number of Shares having a Fair Market Value equal to the Tax amount as set forth in Section 15(j) below;

(xii) to take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Law or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system;

(xiii) to construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in, the terms of the Plan, any Award Agreement and any Award granted pursuant to the Plan; and

(xiv) to make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

(c) Action by the Administrator. The Administrator may act at a meeting or in writing signed by all members of the Administrator in lieu of a meeting. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of any Group Member, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations of the Plan, any Awards granted pursuant to the Plan and any Award Agreement shall be final, binding and conclusive for all purposes and upon all Participants.

(e) Delegation of Authority. To the extent permitted by Applicable Law, the Administrator may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.

5.	Eligibility.

(a) Subject to the terms of the Plan, all forms of Awards may be granted to any Service Provider. Incentive Stock Options, however, may be granted only to Employees of the Company or a Subsidiary. Except for grants of Incentive Stock Options, for purposes of this Section 5(a), “Service Providers” shall include prospective Service Providers to whom Awards are granted in connection with written offers of a service relationship with a Group Member.

(b) An Option that is intended to be an Incentive Stock Option shall be so designated in the Award Agreement.

(c) Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with any Group Member, nor shall it interfere in any way with the Participant’s right or any Group Member’s right to terminate such relationship at any time, with or without Cause.

(d) Unless the Administrator provides otherwise, vesting of Awards shall be tolled during any unpaid leave of absence in accordance with such rules as the Administrator shall determine (and, in the case of Restricted Share Units granted to U.S. Persons, in no event later than the last day of the calendar year in which such Restricted Share Unit was otherwise scheduled to vest).

6.	Terms of Awards.

(a) Term. The term of each Award shall be stated in the Award Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof. Subject to the foregoing, except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Award, and may extend the time period during which vested Awards may be exercised, in connection with any termination of a Participant’s status as a Service Provider, and may amend any other term or condition of an Award relating to such extension.

(b) Timing of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

(c) Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan (or any other award granted pursuant to another compensation plan). Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards (or any other award granted pursuant to another compensation plan).

(d) Award Agreement. All Awards shall be evidenced by an Award Agreement setting forth the number of Shares subject to the Award and the terms and conditions of the Award, which shall not be inconsistent with the Plan; provided, that if necessary to comply with or be exempt from Section 409A of the Code, for each U.S. Person the Shares subject to the Award shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code.

(e) Vesting. The period during which an Award vests, in whole or in part, shall be set by the Administrator, and the Administrator may determine that an Award may not vest, in whole or in part, for a specified period after it is granted. Such vesting may be based on service with a Group Member and/or any other criteria selected by the Administrator. At any time after grant of an Award, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Award vests. No portion of an Award that is unvested or unexercisable at the termination of a Participant’s status as a Service Provider shall thereafter become vested or exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Award.

(f) Issuance of Shares. Shares issued upon grant, exercise or vesting of an Award (or any portion thereof) shall be issued in the name of the Participant or, if requested by the Participant and approved by the Administrator in its sole discretion, in the name of the Participant and the Participant’s spouse or in the name of one or more of the Participant’s Family Members.

(g) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise any unexercised Award (to the extent exercisable) within such period of time, if any, as is specified in the Award Agreement to the extent that the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except as provided in Sections 6(h), 6(i) and 6(j), all Awards that are vested and exercisable on the date of termination shall cease to be exercisable on the thirtieth (30th) day following the Participant’s termination (and in no event shall any Award be exercisable later than the expiration of the term of the Award as set forth in the Award Agreement). Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to the Participant’s entire Award, the unvested portion of such Award shall be deemed cancelled and the Shares covered by the unvested portion of the Award shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise the Participant’s Award within the time specified by the Administrator, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(h) Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to a portion of the Participant’s entire Award, the unvested portion shall be automatically cancelled, and the Shares covered by such unvested portion shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise the vested portion of the Participant’s Award within the time specified herein, the Award shall terminate, and the Shares covered by such vested portion shall revert to the Plan and again be available for grant or award under the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, any unexercised Award (to the extent exercisable) may be exercised within such period of time as is specified in the Award Agreement to the extent that the Award is vested and exercisable on the date of death of the Participant (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance (subject to receipt by the Administrator of such documents evidencing the right of such person to act in such capacity as may be determined by the Administrator in its sole and absolute discretion). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s death (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is vested as to only a portion of the entire Award, the unvested portion of such Award shall be automatically cancelled, and the Shares covered by the unvested portion shall immediately revert to the Plan and again be available for grant or award under the Plan. If the vested portion of the Award is not exercised within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(j) Termination for Cause. Subject to Applicable Law, if a Participant is Terminated for Cause, all unexercised Options or Share Appreciation Rights, whether vested or unvested, and all other unvested Awards, shall be cancelled as of the date of such termination (in each case, unless the Administrator determines otherwise in its sole discretion), and all Shares acquired pursuant to an Award by such Participant shall be subject to a right of repurchase by the Company in accordance with Section 18(b). Any Shares covered by cancelled Awards, and any Shares repurchased, shall revert to the Plan and again be available for grant or award under the Plan.

7.	Options.

(a) After the Administrator determines that it will offer Options under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Options.

(b) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Award is granted; provided, that (i) except as provided in clause (ii), no Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of a Share on the date of grant (or, if such adjustment is not made pursuant to Section 14, the date of adjustment pursuant to the following sentence), without compliance with Section 409A of the Code, (ii) an Nonstatutory Stock Option may be granted with an exercise price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise, (iii) in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the exercise price per share shall be no less than 110% of the Fair Market Value per shares on the date of grant; and (iv) the exercise price per Share shall not in any circumstances be less than the par value of the Share. The exercise price of an Option may be amended or adjusted in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Participant; provided, further, that the exercise price per Share may not in any circumstances be reduced to less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Law, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of:

(i) cash;

(ii) check or wire transfer;

(iii) subject to the consent of the Administrator, which may be withheld in its sole discretion, promissory note;

(iv) subject to the consent of the Administrator, which may be withheld in its sole discretion, by the Company withholding or repurchasing Shares (including, without limitation, by withholding Shares that would otherwise be issuable upon exercise of such Options) that have a Fair Market Value on the date withheld or repurchased equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; provided that: (A) where payment is effected by the Company withholding Shares, the withholding of such Shares shall provide (and shall be deemed to provide) a benefit to the Company that is not less than the par value of the Shares to be issued upon the exercise of the Option, to the intent and effect that such issued Shares shall be credited as fully paid; and (B) where payment is effected by the Company repurchasing Shares, the repurchase price for such repurchased Shares shall be equal to their Fair Market Value, which shall be paid out of the exercise price of the Shares to be issued upon the exercise of the Option, and such amounts shall be set off against each other to the intent and effect that no further amounts shall be paid or payable between the Participant and the Company in respect of either the repurchase price or the exercise price of such Shares; provided, further, that: (C) the withholding or repurchase by the Company of such Shares shall comply with Applicable Law; (D) such Shares have been held by the Participant for such period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; and (E) any other reasonable requirements as may be imposed by the Administrator (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) have been satisfied;

(v) consideration received by the Company under a broker-assisted or similar cashless exercise program implemented by the Company in connection with the Plan pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price; provided, that, where relevant, arrangements have been made for the payment in full of the par value of any Shares as required under Applicable Law in connection with such program;

(vi) such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and payment of the exercise price and Taxes that are required to be withheld or paid by the relevant Group Member. Full payment may consist of any consideration and method of payment permitted under Section 7(c) above.

(e) Rights as a Shareholder. Until the Shares are evidenced as issued by entry in the Company’s register of members, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall cause such Shares to be evidenced as issued by entry in the Company’s register of members promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

(f) Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

8.	Restricted Shares.

(a) After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Shares.

(b) Restrictions. All Restricted Shares shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Restricted Shares may not be sold or encumbered until all such restrictions are terminated or expire, and all vesting requirements are satisfied or waived, in accordance with the terms of the relevant Award Agreement. All share certificates relating to Restricted Shares shall be held by the Company in escrow for the Participant until all restrictions on such Restricted Shares have been removed.

(c) Repurchase or Forfeiture of Restricted Shares. If the price for the Restricted Shares was paid by the Participant in services, then, upon termination as a Service Provider, the Participant shall no longer have any right in the unvested Restricted Shares, and such Restricted Shares shall be forfeited (and for these purposes the Participant shall be deemed to have surrendered such Restricted Shares for no consideration) and thereupon either cancelled or transferred to the Company without consideration. If a purchase price was paid by the Participant for the Restricted Shares (other than in services), then, upon the Participant’s termination as a Service Provider, the Company shall have the right to repurchase from the Participant the unvested Restricted Shares then subject to restrictions at a cash price per Share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the Award Agreement.

(d) Rights as a Shareholder. Once the Restricted Shares are issued, subject only to the restrictions on such Restricted Shares as provided in the Award Agreement, the Participant shall have rights as a shareholder that are equivalent to the rights of other holders of Shares, and shall be a shareholder when the Participant is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Participant is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Section 14 of the Plan.

9.	Restricted Share Units.

(a) After the Administrator determines that it will offer Restricted Share Units under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Share Units, including, if applicable, the purchase price payable in connection with the delivery of a Share in settlement of a vested Restricted Share Unit (which purchase price, if applicable, shall not be less than the par value of the Share).

(b) Rights as a Shareholder. Until a Share is delivered in settlement of a Restricted Share Unit, the Participant shall not have any rights as a shareholder with respect to any Share subject to the Award of Restricted Share Units.

10.	Share Appreciation Rights.

(a) After the Administrator determines that it will offer Share Appreciation Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Share Appreciation Rights.

(b) Base Price. The price per Share over which the appreciation of each Share Appreciation Right is to be measured shall be the base price as determined by the Administrator and set forth in the Award Agreement, which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares with respect to which such Share Appreciation Right is granted; provided, that no Share Appreciation Right may be granted to a U.S. Person with a base price per Share that is less than the Fair Market Value of such Share on the date the Share Appreciation Right is granted (or adjusted pursuant to the following sentence) without such Share Appreciation Right complying with Section 409A of the Code; provided, further, that Share Appreciation Rights may be granted with a base price per Share lower than that set forth herein if such Share Appreciation Right is granted pursuant to an assumption or substitution for a share appreciation right granted by another company, whether in connection with an acquisition of such other company or otherwise; and provided, further that the base price per Share shall not in any circumstances be less than the par value of the Share. The base price per Share so established for a Share Appreciation Right may be increased or decreased in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Participant; provided, further, that, the base price per Share shall not in any circumstances be less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Law, a downward adjustment in the base price mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c) Payment. Payment by the Company for a Share Appreciation Right shall be in cash, in Shares (based on their Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise. To the extent any payment is effected in Shares, only that number of Shares actually issued in payment of the Share Appreciation Right shall be counted against the maximum number of Shares which may be issued under Section 3.

(d) Procedure for Exercise. Any Share Appreciation Right granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Appreciation Right shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Share Appreciation Right and payment of Taxes which are required to be withheld or paid by the relevant Group Member. If Shares are issued upon exercise of a Share Appreciation Right, then such Shares shall be issued in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant and the Participant’s spouse and/or in the name of one or more of the Participant’s Family Members.

(e) Rights as a Shareholder. If and to the extent that the Administrator determines that any Share Appreciation Right shall be paid in Shares, then until such Shares are issued (by entry in the Company’s register of members), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Share Appreciation Right. The Company shall issue (or cause to be issued) such Shares promptly after the Share Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

11.	Dividend Equivalents.

The Administrator is authorized to grant Dividend Equivalents with respect to any Award and any Service Provider. Dividend Equivalents with respect to an Award may be granted by the Administrator based on dividends declared on the Shares underlying such Award (and, in the case of any such Shares which have not been issued, the Dividend Equivalent may entitle the holder of such Award to receive an amount equal to the dividends that would have been paid on such Shares as if such Shares had been issued and outstanding during the relevant period), to be credited as of dividend payment dates during the period between the date the Dividend Equivalent is granted to a Participant and the date the Award with respect to which the Dividend Equivalent vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be settled in cash, other property or a reduction in exercise price or base price of the relevant Award by such formula and at such time and subject to such limitations as may be determined by the Administrator and set forth in the Award Agreement. Dividend Equivalents shall not be granted on Options or Share Appreciation Rights granted to U.S. Persons.

12.	Share Payments.

The Administrator is authorized to grant Share Payments to any Service Provider in the manner determined from time to time by the Administrator; provided, that, unless otherwise determined by the Administrator, such Share Payments shall be made in lieu of base salary, bonus or other cash compensation otherwise payable to such Participant, including any such compensation that has been deferred at the election of the Participant; provided, further, that not less than the par value of any Share shall be received by the Company in connection with its issuance of a Share pursuant to any such Share Payment. In accordance with Applicable Law, such par value may be paid through the provision of services. The number of Shares issuable as a Share Payment shall be determined by the Administrator and may be based upon satisfaction of such specific criteria as determined appropriate by the Administrator, including specified dates for electing to receive such Share Payment at a later date and the date on which such Share Payment is to be made.

13.	Non-Transferability of Awards.

Awards, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process; provided, that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate, including the transferee agreeing in writing that the provisions of this Section 13 shall continue to apply to such Awards in the hands of such transferee), the Participant may transfer Nonstatutory Stock Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Dividend Equivalents, and Share Payments to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights, (ii) the Administrator may permit transfer of Nonstatutory Stock Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights, Dividend Equivalents, and Share Payments to his or her Family Members by gift or to Family Members in its sole discretion under such circumstances as it deems appropriate, and (iii) following a Participant’s death, Awards, to the extent they are vested upon the Participant’s death, may be transferred by will or by the laws of descent and distribution; provided, that the transferee agrees in writing that the provisions of this Section 13 shall continue to apply to such Awards in the hands of such transferee.

14.	Adjustments Upon Changes in Capitalization, Change in Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the price per Share covered by each such outstanding Award and any other affected terms of such Awards, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation, share dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award as well as the price per Share covered by each outstanding Award and any other affected terms of such Awards may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 14(a) are to be accomplished shall be determined by the Administrator, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. For the avoidance of doubt, in the case of any extraordinary cash dividend, the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect the effect of such extraordinary cash dividend.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of commencement of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise the Participant’s Option or Share Appreciation Right until fifteen (15) days prior to the commencement of such dissolution or liquidation as to all of the Shares covered thereby. In addition, the Administrator may provide that any Company repurchase option or any vesting condition applicable to any Restricted Shares shall lapse as to all such Restricted Shares and any Shares deliverable under any Restricted Share Units or as Share Payments shall be issued as of such date; provided, that the proposed dissolution or liquidation commences at the time and in the manner contemplated by the proposed dissolution or liquidation. To the extent it has not been previously exercised or paid out, each Award will terminate immediately prior to the commencement of such proposed dissolution or liquidation.

(c) Change in Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, the Company, as determined in the sole discretion of the Administrator and without the consent of the Participant, may take any of the following actions:

(i) accelerate the vesting, in whole or in part, of any Award;

(ii) purchase any Award for an amount of cash or shares equal to the value that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

(iii) provide for the assumption, conversion or replacement of any Award by the successor or surviving company or a parent or subsidiary of the successor or surviving company with other rights (including cash) or property selected by the Administrator in its sole discretion or the assumption or substitution of such Award by the successor or surviving company, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of shares and prices as the Administrator deems, in its sole discretion, reasonable, equitable and appropriate. In the event the successor or surviving company refuses to assume, convert or replace outstanding Awards, the Awards shall fully vest, and the Participant shall have the right to exercise or receive payment as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable (including at the time of the Change in Control).

(d) Other Requirements. Prior to any payment or adjustment contemplated under this Section 14, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator.

15.	Miscellaneous General Rules.

(a) Share Certificates; Book Entry Procedures. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares or ADSs (as defined in Section 15(e)) issued pursuant to the vesting, exercise or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and/or delivery of such certificates, as applicable, is in compliance with all Applicable Law. All Share and ADS certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Law. The Administrator may place legends on any Share or ADS certificate to reference restrictions applicable to the Share or ADS. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares or ADSs issued in connection with any Award and instead such Shares or ADSs shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator). In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any Applicable Law. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Paperless Administration. Subject to Applicable Law, the Administrator may make Awards and provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

(c) Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Law, including foreign exchange control laws and regulations.

(d) Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Group Member, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(e) Government, Other Regulations and Distribution of Shares. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Law, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares issued under the Plan under any Applicable Law. If the Shares issued under the Plan may in certain circumstances be exempt from registration under Applicable Law the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption. Additionally, in the discretion of the Administrator, American depositary shares (“ADSs”), may be distributed in lieu of Shares in settlement of any Award; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the Fair Market Value of such fractional ADS.

(f) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(g) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) Fractional Shares. No fractional Share shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(i) No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Consultants, Directors or any other persons uniformly.

(j) Taxes. No Shares shall be issued, and no payment shall be made under the Plan to any Participant, until such Participant has made arrangements acceptable to the Administrator for the satisfaction of Taxes and any other costs and expenses in connection with the grant, exercise or vesting of Awards and/or the issuance of the Shares. If permitted by Applicable Law, (i) the Company or the relevant Group Member shall have the authority and the right to deduct or withhold from any compensation payable to a Participant, or require a Participant to remit to the Company or the relevant Group Member, an amount sufficient to satisfy all Taxes and (ii) the Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow or require a Participant to satisfy Taxes by having the Company withhold or repurchase Shares otherwise issuable under an Award (or other amounts payable under an Award) having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable under an Award which may be withheld with respect to the grant, issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award (or a portion thereof) after such Shares were acquired by the Participant from the Company) in order to satisfy all Taxes, unless specifically approved by the Administrator, will be limited to the number of Shares otherwise issuable under an Award that have a Fair Market Value on the date such Shares are vested, withheld or repurchased, or such other date as the Administrator deems appropriate or as required under Applicable Law, equal to the aggregate amount of such Taxes. All elections by the Participants to have Shares otherwise issuable under an Award withheld or repurchased for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(k) Buy-Out. In the sole discretion of the Administrator, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, that payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable pursuant to the terms of the Award. If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, the number of Shares subject to such Award (or such portion thereof) shall revert to the Plan and again be available for grant or award under the Plan.

(l) Valuation. For purposes of Section 14(c) where an Award is converted into, or any underlying Share is substituted with, cash or other property or securities (a “Substitute Property”), the valuation of such Award and its Substitute Property, or the exchange ratio between the two, shall be determined in good faith by the Administrator and supported by the valuation achieved in the relevant transaction, or in the absence of any such transaction, by an independent valuation expert selected by the Administrator.

(m) Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for any Group Member. Nothing in the Plan shall be construed to limit the right of any Group Member (i) to establish any other forms of incentives or compensation for Service Providers, or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

(n) Section 409A. To the extent that the Administrator determines that any Award granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and, if possible, thereby avoid or reduce the application of any penalty taxes under such Section. The Administrator shall use commercially reasonable efforts to implement the provisions of this Section 15(n) in good faith; provided, that none of the Company, the other Group Members, the Administrator, any of the Group’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 15(n).

(o) Indemnification. To the extent allowable pursuant to Applicable Law, the Administrator (or any individual member of the Committee or the Board acting as the Administrator) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by it or such member in connection with or resulting from any claim, action, suit, or proceeding to which it, he or she may be a party or in which it, he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by it, him or her in satisfaction of judgment in such action, suit, or proceeding against it, him or her; provided, that it, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before it, he or she undertakes to handle and defend it on its, his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s memorandum and articles of association as amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(p) Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

(q) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

16.	Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. The Plan shall become effective as determined by the Board; provided, that no Options or Share Appreciation Rights granted under this Plan shall be exercised, no Dividend Equivalents shall be paid and no Shares shall be transferred under a Restricted Share Unit or in the form of a Share Payment unless and until this Plan has been approved by the shareholders of the Company; provided, further, that to the extent any Awards granted under the Plan are Incentive Stock Options, the Plan has been or will be approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 16.

(b) Amendment and Termination. The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that, if required to comply with Applicable Law (other than any requirement which may be disapplied by the Company following any available home country exemption), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(c) Effect of Termination. Except as otherwise provided in Section 14, any amendment or termination of this Plan shall not affect Awards previously granted or issued, as the case may be, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

17.	Certain Securities Law Matters.

(a) The Company intends that, as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Awards and Shares issuable upon exercise or vesting of Awards shall be exempt from registration under the provisions of Section 5 of the U.S. Securities Act, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of Title 17, Code of Federal Regulations, Section 230.701 (“Rule 701”), promulgated by the U.S. Securities Act. Unless otherwise designated by the Administrator at the time an Award is granted, all Awards granted under this Plan by the Company, and the issuance of any Shares pursuant thereto, are intended to be granted to (i) persons who meet the requirements of a “U.S. Person” as such term is defined in Rule 902(k) of Title 17, Code of Federal Regulations, Section 230.901 through 230.905, promulgated under the U.S. Securities Act (“Regulation S”) in reliance on Rule 701 or (ii) persons other than persons who meet the requirements of a “U.S. Person” as such term is defined in Regulation S, in compliance with Regulation S or otherwise be exempt from registration.

(b) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all Applicable Laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to Applicable Law or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under any Applicable Laws any of the Shares to be offered or sold under the Plan.

(c) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date or the date that the Shares would have been vested or issued, as applicable), over (ii) the aggregate exercise price or base price or any amount payable as a condition of issuance of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(d) Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Administrator determines would violate the United States Sarbanes-Oxley Act of 2002, or any other Applicable Law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

18.	Termination for Cause; Joining a Competitor; Violation of Restrictive Covenants or Confidentiality Obligations; Cause Events.

(a)	If:

(i)	a Participant is terminated for Cause;

(ii)

during a Participant’s term of service or within 24 months after termination as a Service Provider, or such longer non-compete period to which the Participant is subject in any Award Agreement or other agreement with any Group Member, such Participant (i) directly or indirectly either on his/her own account or through any of his/her affiliates, or in conjunction with or on behalf of any other person, establishes, incorporates, forms, enters into, or participates in the Business as an owner, partner, principal or shareholder or other proprietor (other than through a purchase on the open market, solely as a passive investment, of not more than one percent (1%) of the interest) of any Competitor, (ii) has become, is or becomes an officer, director, employee, consultant, adviser of, or otherwise, directly or indirectly, enters the employ of, continues any employment with or renders any services to or for, any Competitor, (iii) knowingly performs or has performed any act that may confer a competitive benefit or advantage upon any Competitor, or (iv) solicit or entice away or attempt to solicit or entice away from any Group Member, any of its employee, officer, director, consultant, supplier, customer, client, representative, or agent (in each case as determined by the Administrator);

(iii)	a Participant breaches any non-competition, non-solicitation or other restrictive covenant to which such Participant is subject with respect to any Group Member; or

(iv)	a Participant breaches any confidentiality obligation under any Award Agreement,

then: (I) all unexercised Options or Share Appreciation Rights, whether vested or unvested, and all other unvested Awards shall be cancelled as of the date determined by the Administrator in its sole discretion; (II) all Shares acquired pursuant to any Award (or a portion thereof) shall be subject to repurchase by the Company at any time and from time to time at (x) the lesser of (1) the original purchase price or exercise price paid for the Shares (or in the event no payment was made or the price was paid in services, then the Shares will be forfeited and surrendered to the Company without payment), and (2) the Fair Market Value or such other value of the Shares as determined by the Administrator or as set forth in the applicable Award Agreement; or (III) all proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Awards (or a portion thereof) or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be paid to the Company.

(b)	Before a Participant’s status as a Service Provider terminates, if there has occurred any event that would constitute Cause for such Participant’s termination, as determined by the Administrator:

(i)

the unvested portion of the Options or Share Appreciation Rights, and all other unvested Awards shall cease to vest permanently from the date of occurrence of such Cause event, unless the Administrator requires that such Participant to remedy the adverse effects of such Cause event within a specified period of time set by the Administrator (the “Remedy Period”), in which case, the vesting of the Options or Share Appreciation Rights, and all other unvested Awards shall be suspended from the date of occurrence of such Cause event and shall resume on the date on which such remedy is completed to the satisfaction of the Administrator, or shall cease permanently from the date of occurrence of such Cause event if such remedy is not satisfactorily completed within the Remedy Period; if the vesting of the Options or Share Appreciation Rights, and all other unvested Awards is suspended for any period of time and then continues thereafter, the relevant vesting date of the Options or Share Appreciation Rights, and all other unvested Awards, as determined pursuant to the vesting schedule shall be postponed proportionately;

(ii)

such Participant’s right to exercise the vested portion of the Options or Share Appreciation Rights, and all other unvested Awards, shall terminate from the date of occurrence of such Cause event, unless the Administrator requires that such Participant to remedy the adverse effects of such Cause event within the Remedy Period, in which case, such Participant’s right to exercise the vested portion of the Options or Share Appreciation Rights, and all other unvested Awards shall be suspended from the date of occurrence of such Cause event and shall be restored from the date on which such remedy is completed to the satisfaction of the Administrator, or shall terminate absolutely from the date of occurrence of such Cause event if such remedy is not satisfactorily completed within the Remedy Period; and

(iii)

after the occurrence of such Cause event, (I) the Company shall have the right, at any time and from time to time, to repurchase any or all Shares such Participant acquired on the exercise of any Awards (or a portion thereof) at the lesser of (1) the Exercise Price per Share and (2) the Fair Market Value of such Shares or such other value of the Shares as determined by the Administrator or as set forth in the applicable Award Agreement, and/or (II) all proceeds, gains or other economic benefit actually or constructively received by such Participant upon the exercise of any Awards (or a portion thereof) or upon the receipt or resale of any Shares underlying any Awards (or a portion thereof), must be paid to the Company.

19.	Certain Transfer Restrictions, Repurchase Rights and Similar Matters.

(a) Any Shares issued upon the exercise of or in settlement of an Award shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as set forth in the shareholders agreement of the Company or, if there is no shareholders agreement or such provisions do not exist in the shareholders agreement of the Company, as the Administrator may determine as set forth in an Award Agreement (which restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally).

20.	Governing Law.

This Plan shall be governed by the laws of the Cayman Islands.